Exhibit 3.14

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
MORTGAGERAMP, LLC

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF MORTGAGERAMP, LLC (this “Agreement”) is entered into by GMAC COMMERCIAL HOLDING CORP., a Nevada corporation, as the managing member (the “Managing Member”) and GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation (in its capacity as a member, “GMACCM,” and collectively with the Managing Member, the “Members”).

The Members, by execution of this Agreement, hereby continue the limited liability company formed pursuant to and in accordance with the Delaware Limited Liability Company Act, as amended from time to time (the “Act”), and hereby agrees as follows:

1.   Name.   The name of the limited liability company shall be MortgageRamp, LLC (the “Company”).

2.   Principal Business Office.   The principal business office of the Company shall be located at 200 Witmer Road, Horsham, PA 19044.

3.   Registered Office and Registered Agent.   The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the registered agent at such address is The Corporation Trust Company.

4.   Name and Address of the Member.   The name and the mailing address of the Members are GMAC Commercial Holding Corp., having an address at 200 Witmer Road, Horsham, PA 19044 and GMAC Commercial Mortgage Corporation, having an address at 200 Witmer Road, Horsham, PA 19044.

5.   Certificates.   An authorized person on behalf of the Company shall execute, deliver and file the Certificate of Formation for the Company with the Secretary of State of the State of Delaware, setting forth the information required by Section 18-201 of the Act, and any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

6.   Purpose.   The purpose to be conducted or promoted by the Company is to engage in any activity and to exercise any power permitted to limited liability companies under the laws of the State of Delaware.

7.   Powers.   The Company shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members under the laws of the State of Delaware. The Company may from time to time appoint persons to act on behalf of the Company and may hire employees and agents and appoint officers to perform such functions as from time to time shall be delegated to such employees, agents, and officers by the Company.

8.   Term.   The term of the Company commenced on the date the Certificate of Formation for the Company was filed with the Delaware Secretary of State and shall continue until dissolved pursuant to Section 15 of this Agreement. The existence of the Company as a separate legal entity shall continue until cancellation of the Company's Certificate of Formation.

9.   Limited Liability.   No Member shall be personally liable for any of the debts of the Company or any of the losses thereof beyond the amount contributed or contracted to be contributed by such Member to the capital of the Company and no Member shall have any liability for the Company except as expressly required by the Act. All persons dealing with the Company shall look solely to the Company assets for satisfaction of claims of any nature. Any obligations or liability whatsoever of the Company which may arise at any time under this Agreement or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction or undertaking contemplated hereby shall be satisfied, if at all, out of the Company assets only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of the Members, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

10.   Admission of the Merger.   A person shall be deemed admitted as a member of the Company upon its execution and delivery of the limited liability company agreement of the Company.

11.   Capital: Percentage Interest.   The Managing Member owns ninety-nine percent (99%) of the interest in the Company and GMACCM owns one percent (1%) of the interest in the Company. Each Member shall contribute capital of the Company in such amounts and at such times as the Managing Member may determine.

12.   Distributions.   Distributions shall be made to the Members (pro rata in accordance with their interests in the Company) at such times and in such amounts as are determined by the Managing Member.

13.   Allocations.   The profits and losses of the Company in each year shall be divided among the Members in proportion to their respective interests in the Company.

14.   Management.   Management of the Company shall be vested solely and exclusively in the Managing Member, except to the extent, if any, that the Managing Member delegates such authority. The Managing Member shall have the full power and authority to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including, without limitation, all powers, statutory or otherwise, possessed by a member of a limited liability company under the laws of the State of Delaware, including, without limitation, the right to appoint (and remove) officers of the Company, to act on behalf of the Company and to appoint (and remove) a person or entity to act as a manager of the Company (as the term “manager” is defined in Section 18-101 of the Act). Any appointment by the Managing Member of Company officers or managers shall be deemed to have been made pursuant to this Agreement and may be made by a written resolution of the Managing Member. The Managing Member has the authority to bind the Company.

15.   Dissolution.

(a)   Events of Dissolution.   The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following: (i) the election of the Managing Member, or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

(b)   Bankruptcy of the Member.   The bankruptcy of any Member will not cause the Member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

(c)   Liquidation and Winding Up.   In the event of dissolution, the Company shall be wound up and its assets liquidated. In connection with the dissolution and winding up of the Company, the Managing Member or such other person designated by the Managing Member shall proceed with the sale, exchange or liquidation of all of the assets of the Company, including, without limitation, any real propoerty and shall conduct only such other activities as are necessary to wind up the Company’s affairs, and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

16.   Admission of Additional Members.   One (1) or more additional members of the Company may be admitted to the Company with the consent of the Managing Member.

17.   Separability of Provisions.   Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

18.   Construction.   As used in this Agreement, the masculine gender shall include the feminine and neuter, and the singular number shall include the plural, and vice versa.

19.   Entire Agreement.   This Agreement constitutes the entire agreement of the Members with respect to the subject matter hereof.

20.   Governing Law.   This Agreement shall be governed by, and construed under, the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

21.   Amendments.   This Agreement may not be modified, altered, supplemented or amended except in a writing signed by the Managing Member. Any attempt to modify, alter, supplement or amend this Agreement in any other manner will be null and void ab initio and of no force or effect.

22.   No Third-Party Beneficiaries.   This Agreement is solely for the benefit of the Members, and no other person or entity is entitled to rely upon or benefit from this Agreement or any term hereof.

IN WITNESS WHEREOF, the undersigned have casued this Amended and Restated Limited Liability Company Agreement of MortgageRamp, LLC to be signed as of this 20th day of September, 2005.

GMAC COMMERCIAL HOLDING CORP.

By:	/s/ ROBERT L. SCHWARTZ
Name: Robert L. Schwartz
Title: Executive Vice President and General Counsel

GMAC COMMERCIAL MORTGAGE CORPORATION

By:	/s/ ERIC LIPP
Name: Eric Lipp
Title: Senior Vice President

AMENDMENT NO. 1
TO THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY
AGREEMENT
OF
MORTGAGERAMP, LLC
A DELAWARE LIMITED LIABILITY COMPANY
DATED AS OF FEBRUARY 9, 2007

WHEREAS, Capmark Financial Group Inc. (the “original Sole Member”) hereto formed MortgageRamp, LLC (the “Company”) and executed the Limited Liability Company Agreement (the “Original Agreement”) of the Company on August 4, 2005.

WHEREAS, on September 20, 2005 the Original Agreement was amended and restated (the “Agreement”) by the Sole Member and the undersigned member (collectively the “Undersigned Members”).

WHEREAS, the Undersigned Members desires to amend the Agreement to reflect the name change of the Company, the addresses of the principal business office, registered office and Undersigned Members.

NOW, THEREFORE, the Undersigned Members hereby agree as follows:

1.   Section 1 of the Agreement is hereby amended and restated in its entirety as follows:

“1.   Name.   The name of the limited liability company shall be Mortgage Investments, LLC (the “Company”).

2.   Section 2 of the Agreement is hereby amended and restated in its entirety as follows:

“2.   Principal Business Office.   The principal business office of the Company shall be located at 116 Welsh Road, Horsham, PA 19044.”

3.   Section 3 of the Agreement is hereby amended and restated in its entirety as follows:

“3.   Registered Office and Registered Agent.   The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808. The

name of the registered agent at such address is Corporation Service Company.”

4.   Section 4 of the Agreement is hereby amended and restated in its entirety as follows:

“4.   Name and Address of the Members.   The name and mailing address of the Members are Capmark Financial Group Inc., having an address at 116 Welsh Road, Horsham, PA 19044 and Capmark Finance Inc., having and address at 116 Welsh Road, Horsham, PA 19044."

5.   The remainder of the provisions of the Agreement dated September 20, 2005 shall remain in full force and effect.

CAPMARK FINANCIAL GROUP INC.

By:	/s/ MARISOL E. LAVERMAN
Name: Marisol E. Laverman
Title: Vice President

CAPMARK FINANCIAL INC.

By:	/s/ ANNE KELLY
Name: Anne Kelly
Title: Assistant Treasurer